Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

Omaha, Nebraska

September 30, 2020

CONTACT:

Chad Daffer

Chief Executive Officer

(402) 952-1235

America First Multifamily Investors, L.P. Announces Issuance of Secured Notes to Mizuho

Omaha, Nebraska – On September 30, 2020, America First Multifamily Investors, L.P. (the “Partnership”), announced that the Partnership and its affiliate, ATAX TEBS Holdings, LLC (the “Issuer”), have entered into a number of agreements pursuant to which the Issuer issued $103.5 million aggregate principal amount of Taxable Secured Notes 2020 Series A (the “Notes”) to Mizuho Capital Markets LLC (“Mizuho”). The Notes are secured by the Partnership’s residual certificates associated with the trusts that issued the Freddie Mac Multifamily Variable Rate Certificates Series M-024, Freddie Mac Multifamily M Certificates Series M-031, Freddie Mac Multifamily M Certificates Series M-033, and Freddie Mac Multifamily M Certificates Series M-045 (collectively, the “Class B Certificates”). The Class B Certificates represent the Partnership’s beneficial interests in the securitized assets held by the Federal Home Loan Mortgage Corporation (“Freddie Mac”) pursuant to Freddie Mac’s Tax-Exempt Bond Securitization (“TEBS”) program.

The Notes have an initial principal balance of $103.5 million. The Notes bear interest at a variable rate equal to the 3-month London Inter-Bank Offered Rate (“LIBOR”) plus 9.00% payable monthly. Interest due on the Notes and TRS transactions will be paid from receipts related to the Class B Certificates. Concurrent with the issuance of the Notes, the Partnership entered into two Total Return Swap (“TRS”) transactions with Mizuho. Under the TRS transactions, the Partnership has agreed to make periodic payments to Mizuho based on a variable rate of interest during a specified period, in return for periodic payments by Mizuho to the Partnership based on the interest due on the Notes.  The TRS transactions have the effect of reducing the Partnership’s net interest cost associated with the Notes. The first TRS transaction, with an initial notional amount of $40 million, reduces the Partnership’s net interest cost to a rate equal to 3-month LIBOR plus 3.75%, with an interest rate floor of 4.25%. The second TRS transaction, with an initial notional amount of $63.5 million, reduces the Partnership’s net interest cost to a rate equal to 3-month LIBOR plus 0.50%, with an interest rate floor of 1.00%. Through March 2022, the Issuer has the option to allocate notional amounts from the second TRS transaction to the first TRS transaction, in minimum increments of $10 million, and receive net cash proceeds of approximately 65% of the reallocated notional amount.

Of the initial gross proceeds of the Notes, the Partnership received approximately $24.8 million in cash at closing.  Under the terms of the indenture governing the issuance of the Notes, the Notes proceeds of approximately $1.2 million were deposited in a reserve account at U.S. Bank which will be released to the Partnership at such time as the Partnership can arrange for principal and interest payments related to the Class B Certificates to be remitted directly to U.S. Bank, which must be completed within 45 days of closing. The remaining Notes proceeds of approximately $77.5 million were deposited with Mizuho as collateral for the TRS transactions. The Issuer and Partnership will use the net proceeds from the offering of the Notes to make additional investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015 and for general business purposes.

Future receipts of principal related to the Class B Certificates will be used to pay down the principal of the Notes. The Partnership, as the sole member of Issuer, has guaranteed the payment and performance of the responsibilities of Issuer under the Notes and related documents. The Notes have a stated maturity date of September 1, 2025.

“The issuance of the Notes demonstrates ATAX’s ability to work closely with a strong banking partner to obtain additional financing at attractive rates,” said Chad Daffer, Chief Executive Officer of America First Multifamily Investors, L.P.   “Issuance of the Notes has allowed us to right-size the leverage on our TEBS financings in order to recognize greater leveraged returns for our Unitholders, while also providing additional liquidity to the Partnership.”

About America First Multifamily Investors, L.P.

America First Multifamily Investors, L.P. was formed on April 2, 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, student housing and commercial properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis.  The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes.  The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by the Partnership’s Amended and Restated Limited Partnership Agreement, dated September 15, 2015, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments.  America First Multifamily Investors, L.P. press releases are available at www.ataxfund.com.

Safe Harbor Statement

Certain statements in this press release are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified by use of statements that include, but are not limited to, phrases such as “believe,” “expect,” “future,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “should,” “will,” “estimates,” “potential,” “continue,” or other similar words or phrases.  Similarly, statements that describe objectives, plans, or goals also are forward-looking statements.  Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Partnership.  The Partnership cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements.  Risks and uncertainties include, but are not limited to: general economic conditions, including the current and future impact of the novel coronavirus (COVID-19) on business operations, employment, and government-mandated mitigation measures; current maturities of the Partnership’s financing arrangements and the Partnership’s ability to renew or refinance such financing arrangements; defaults on the mortgage loans securing the Partnership’s mortgage revenue bonds; the competitive environment in which the Partnership operates; risks associated with investing in multifamily and student residential properties and commercial properties; changes in interest rates; the Partnership’s ability to use borrowings or obtain capital to finance its assets; recapture of previously issued Low Income Housing Tax Credits in accordance with Section 42 of the Internal Revenue Code; geographic concentration within the mortgage revenue bond portfolio held by the Partnership; appropriations risk related to the funding of federal housing programs; changes in the Internal Revenue Code and other government regulations affecting the Partnership’s business; and the other risks detailed in the Partnership’s SEC filings (including but not limited to, the Partnership’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K).  Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning the Partnership set forth in this press release may differ materially from those expressed or implied by these forward-looking statements.  You are cautioned not to place undue reliance on these statements, which speak only as of the date of this document.  We anticipate that subsequent events and developments will cause our expectations and beliefs to change.  The Partnership assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.